Filed Pursuant to Rule 424(b)(2)

Registration No. 333-189191

PROSPECTUS SUPPLEMENT

(To prospectus dated August 2, 2013)

AMERICAN EAGLE ENERGY CORPORATION

5,000,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 5,000,000 shares of our common stock directly to an investor pursuant to a Common Stock Purchase Agreement we have entered into with such investor, at a price per share of $2.00. Our common stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.” The last reported sale price of our common stock on August 6, 2013 was $1.70 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $69,683,804 based on 50,068,346 shares of outstanding common stock, of which 40,990,473 are held by non-affiliates, and a per share price of $1.70, which was based on the closing sale price of our common stock on August 6, 2013.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those contained or referenced in the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Assuming we complete the maximum offering, the net proceeds to us from this offering, before expenses, will be $10 million. The proceeds to us, before expenses, assume that all shares offered hereby are sold at the offering price of $2.00 per share. We estimate the total expenses payable by us in this offering will be approximately $12,000.

Delivery of the shares of our common stock that we sell in this offering is expected to be made on August 9, 2013.

The date of this prospectus supplement is August 7, 2013

(Prospectus Supplement)

(Prospectus)

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission (the “SEC”) and have incorporated by reference, is accurate as of the date on the front cover of those respective documents only. Our business, financial condition, results of operations, and prospects may have changed since that date. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Important Information Incorporated By Reference.”

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This prospectus supplement and the accompanying prospectus are part of an amended Registration Statement on Form S-3 (File No. 333-189191) that we filed with the SEC on July 23, 2013, utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which Registration Statement was declared effective on August 2, 2013. Under this shelf registration process, we may, from time to time, sell up to $100 million in the aggregate of common stock, of which $90 million will remain available for sale following this offering and as of the date of this prospectus supplement. This prospectus supplement provides you with the specific details regarding this offering, including the number of shares to be offered, the price per share, and the risks of investing in our common stock. The accompanying prospectus provides you with more general information, some of which does not apply to this offering of our common stock. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read and consider the information in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, together with the additional information described under the headings entitled “Where You Can Find Additional Information” and “Important Information Incorporated By Reference.”

Unless the context otherwise requires, references to “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus mean American Eagle Energy Corporation and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of us and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-3.

Our Company

We are an exploration company engaged in the acquisition, exploration, and development of natural resource properties. Since 2005, we have been engaged in the exploration for petroleum and natural gas in the States of Nevada, Utah, Texas, Colorado, and North Dakota, the North Sea, and southeastern Saskatchewan, Canada, through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells. Our current primary area of focus is, and will be for the foreseeable future, oil deposits located within the Bakken and Three Forks formations in western North Dakota and eastern Montana.

We are primarily focused on drilling and completing wells located within our Spyglass Property, located in western North Dakota, where we target the extraction of oil and natural gas reserves from the Bakken and Three Forks formations. We have successfully drilled and completed 20 Spyglass wells, in which we own significant working interests, and for which we serve as the operator. The net production to us from these wells is approximately 1,050 barrels of oil per day. An additional four operated wells have been drilled and cased and are awaiting completion. All four of these wells are expected to be completed and put on production in August 2013. Our working interest in our Spyglass operated wells ranges from 17.81% to 50.00%.

In addition, we have elected to participate as a non-operating working interest partner in the drilling of 60 wells within the Spyglass Property and areas within Divide County, North Dakota. As of March 31, 2013, 46 of these wells are producing. The net production to us from these wells is approximately 600 barrels of oil per day. The remaining 14 wells are scheduled for completion during the second quarter of 2013. Our working interest ownership in these non-operated wells ranges from 0.03% to 28.22%.

We also operate three wells and participate as a non-operating working interest partner in a fourth well located in southeastern Saskatchewan, Canada. Our working interests in these four wells range from 50.00% to 100.00%. Though profitable from a cash flow perspective, the financial results stemming from the operation of our Canadian wells are significantly less favorable than those of our U.S. wells. Accordingly, we will continue to evaluate the performance of our Canadian wells going forward. Should circumstances dictate, we may elect to shut in our Canadian wells and/or seek to sell our interest in such wells in the future. No such determination has been made as of the date of this prospectus supplement.

In addition to our existing wells, we own undeveloped acreage interests in the Glacier Prospect, located in Toole County, Montana, and the Sidney North Prospect, located in Richland County, Montana.

We were incorporated in the State of Nevada on July 25, 2003 under the name “Golden Hope Resources Corp.” On November 7, 2005, we merged a newly formed wholly-owned subsidiary with and into us and changed our name to “Eternal Energy Corp.” On December 20, 2011, we merged a newly formed wholly-owned subsidiary with and into American Eagle Energy Inc., with American Eagle Energy Inc. surviving as our wholly-owned subsidiary. In connection with the 2011 merger, we changed our name to “American Eagle Energy Corporation.” Our principal executive office is located at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 and our telephone number at that address is (303) 798-5235. Our corporate website is www.americaneagleenergy.com. The information on our website is not part of this prospectus supplement.

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The Offering

Common Stock Offered By Us	5,000,000 shares

Common Stock Outstanding after the Offering	55,068,346 shares

Use of Proceeds	We intend to use the proceeds from the sale of the common stock for working capital and other general corporate purposes.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus supplement and, in particular, you should evaluate the risk factors referenced and set forth under the caption “Risk Factors” beginning on page S-3.

OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX Tier Symbol	AMZG

The number of shares of our common stock to be outstanding immediately after the completion of this offering is based on 50,068,346 shares of our common stock outstanding as of August 6, 2013, not including any shares of common stock which may be sold in connection with this offering. The number of shares of common stock presented in this prospectus supplement excludes shares of common stock issuable upon the exercise of outstanding stock options and shares of common stock available for future grant under our 2012 Equity Incentive Plan.

This prospectus supplement assumes the sale of the maximum number of shares of our common stock offered hereunder.

The purchase price per share of our common stock in this offering was determined based on negotiations with the investor based on current market factors.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision or acquiring any offered common stock pursuant to this prospectus supplement, you should carefully consider the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, including, without limitation, the risks described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated herein by reference, the risks described below, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered common stock. See “Where You Can Find More Information.”

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

You will experience immediate and substantial dilution if you invest in this offering.

The offering price of the common stock that we sell pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the sale price in this offering, you will incur further dilution.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of our common stock in this offering, after deducting estimated offering expenses payable by us, will be approximately $9,988,000. We will retain broad discretion over the use of the net proceeds from the sale of the common stock offered hereby. We intend to use the net proceeds from the sale of the common stock under this prospectus supplement for working capital and other general corporate purposes. Pending their application, we expect to invest the net proceeds in investment-grade, interest-bearing instruments.

COMMON STOCK PURCHASE AGREEMENT

The common stock in this offering will be issued pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) that we have entered into with Power Energy Holdings, LLC (“Power Energy”), an affiliate of Power Energy Partners LP. The following is a brief summary of the Purchase Agreement and does not purport to be complete.

The Purchase Agreement requires us to issue and sell, and Power Energy to buy, 5,000,000 shares of common stock at the closing for a purchase price per share of $2.00, subject to the satisfaction of certain customary conditions to closing. The closing is expected to take place on or about August 9, 2013. The purchase price per share of our common stock was determined based on negotiations with Power Energy based on current market factors.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnities for transactions of this type.

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The purchase and sale of the common stock under the Purchase Agreement is registered pursuant to our shelf Registration Statement on Form S-3 (File Number 333-189191) and as to which this prospectus supplement relates. This prospectus supplement will be distributed to Power Energy. We currently anticipate that the closing of the sale of our common stock pursuant to this prospectus supplement and the Purchase Agreement will take place on or about August 9, 2013.

DESCRIPTION OF SECURITIES WE ARE OFFERING

This prospectus supplement and the accompanying prospectus relate to the offering of a maximum of 5,000,000 shares of our common stock. Our authorized capital stock consists of 194,444,445 shares of common stock, $0.001 par value. As of August 6, 2013, there were 50,068,346 shares of common stock outstanding, not including any shares of common stock that may be sold in this offering.

The material terms and provisions of our common stock are described under the heading “Description of Securities To Be Registered” starting on page 2 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Purchase Agreement

We have entered into the Purchase Agreement with Power Energy in connection with this offering. The Purchase Agreement requires us to issue and sell, and Power Energy to buy, 5,000,000 shares at the closing, subject to the satisfaction of certain closing conditions, for a price per share of $2.00. For a brief summary of the material provisions of the Purchase Agreement, see “Common Stock Purchase Agreement.”

Plan of Distribution

Power Energy may sell the common stock being offered hereby in one or more of the following methods from time to time:

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	directly to investors in privately negotiated transactions;

•	to a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;

•	through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	through a combination of any of these methods of sale.

The common stock being offered hereby may be sold from time to time in one or more transactions at:

•	fixed prices, which may change;

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•	the prevailing market price at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Such sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier;

•	in the over-the-counter market; or

•	any other method permitted pursuant to applicable law.

Power Energy also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided that it meets the criteria and conforms to the requirements of that rule.

Power Energy might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

Delivery of Shares of Common Stock

Delivery of the shares of our common stock issued and sold in this offering is expected to be made on or about the closing date under the Purchase Agreement, which is expected to take place on or about August 9, 2013. At the closing, we will deliver a stock certificate for the shares of our common stock issued and sold in this offering directly to Power Energy.

Transfer Agent and Registrar

Interwest Transfer Company, Inc. is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.”

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus supplement, the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 in Item 1A. under “Risk Factors” and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

•	history of losses;

•	speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which we are focused;

•	substantial capital requirements and ability to access additional capital;

•	ability to meet the drilling schedule;

•	changes in tax regulations applicable to the oil and natural gas industry;

•	results of acquisitions;

•	relationships with partners and service providers;

•	ability to acquire additional leasehold interests or other oil and natural gas properties;

•	defects in title to our oil and natural gas properties;

•	inability to manage growth in our businesses;

•	ability to control properties that we do not operate;

•	lack of diversification;

•	competition in the oil and natural gas industry;

•	global financial conditions;

•	oil and natural gas realized prices;

•	ability to market and distribute oil and natural gas produced;

•	seasonal weather conditions;

•	government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations;

•	uninsured or underinsured risks; and

•	material weaknesses in our internal accounting controls.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as of the respective dates thereof. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement or in the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement.

A copy of the Registration Statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including us. The address of the site is www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination or completion of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 16, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 14, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 10-SB, filed on August 18, 2004, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the Registration Statement. For further information about us and our securities, you should refer to the Registration Statement and the exhibits and schedules filed with the Registration Statement.

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These documents may also be accessed on our website at www.americaneagleenergy.com. Except as otherwise specifically incorporated by reference in this prospectus supplement or in the accompanying prospectus, information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Attention: Corporate Secretary

(303) 798-5235

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

LEGAL MATTERS

The validity of the securities offered hereby was passed upon for us by Baker & Hostetler LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of American Eagle Energy Corporation and subsidiaries as of December 31, 2012, and for the year then ended, have been incorporated by reference herein in reliance upon the report Hein & Associates LLP, Denver, Colorado, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of those respective documents only. Our business, financial condition, results of operations, and prospects may have changed since that date.

AMERICAN EAGLE ENERGY CORPORATION

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

August 7, 2013

PROSPECTUS

$100,000,000

Common Stock

We may offer and sell, from time to time, in one or more offerings, shares of our Common Stock. We may offer securities at an aggregate offering price of up to $100,000,000. Our Common Stock may be offered and sold in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.”

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.” On July 22, 2013, the last reported sale price of our common stock was $1.70.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under “Risk Factors” included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2013.

SUMMARY	1

RISK FACTORS	2

USE OF PROCEEDS	2

DESCRIPTION OF SECURITIES TO BE REGISTERED	2

PLAN OF DISTRIBUTION	5

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	8

WHERE YOU CAN FIND ADDITIONAL INFORMATION	9

IMPORTANT INFORMATION INCORPORATED BY REFERENCE	9

LEGAL MATTERS	10

EXPERTS	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information By Reference” below. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find Additional Information” below.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us” and “our” refer to American Eagle Energy Corporation and our subsidiaries.

Our Company

We are an exploration company engaged in the acquisition, exploration and development of natural resource properties. Since 2005, we have been engaged in the exploration for petroleum and natural gas in the States of Nevada, Utah, Texas, Colorado, and North Dakota, the North Sea, and southeastern Saskatchewan, Canada, through the acquisition of contractual rights for oil and gas property leases and the participation in the drilling of exploratory wells. Our current primary area of focus is, and will be for the foreseeable future, oil deposits located within the Bakken and Three Forks formations in western North Dakota and eastern Montana.

We are primarily focused on drilling and completing wells located within our Spyglass Property, located in western North Dakota, where we target the extraction of oil and natural gas reserves from the Bakken and Three Forks formations. We have successfully drilled and completed 13 Spyglass wells, in which we own significant working interests, and for which we serve as the operator. An additional six operated wells have been drilled and cased and are awaiting completion. All six of these wells are expected to be completed and put on production during the second quarter of 2013. Our working interest in our Spyglass operated wells ranges from 17.81% to 50.00%.

In addition, we have elected to participate as a non-operating working interest partner in the drilling of 60 wells within the Spyglass Property and areas within Divide County, North Dakota. As of March 31, 2013, 46 of these wells are producing. The remaining 14 wells are scheduled for completion during the second quarter of 2013. Our working interest ownership in these non-operated wells ranges from 0.03% to 28.22%.

We also operate three wells and participate as a non-operating working interest partner in a fourth well located in southeastern Saskatchewan, Canada. Our working interests in these four wells ranges from 50.00% to 85.00%. Though profitable from a cash flow perspective, the financial results stemming from the operation of our Canadian wells are significantly less favorable than those of our U.S. wells. Accordingly, we will continue to evaluate the performance of our Canadian wells going forward. Should circumstances dictate, we may elect to shut in our Canadian wells and/or seek to sell our interest in such wells in the future. No such determination has been made as of the date of this registration statement.

In addition to our existing wells, we own undeveloped acreage interests in the Glacier Prospect, located in Toole County, Montana, and the Sidney North Prospect, located in Richland County, Montana.

We were incorporated in the State of Nevada on July 25, 2003 under the name “Golden Hope Resources Corp.” On November 7, 2005, we merged a newly formed wholly-owned subsidiary with and into us and changed our name to “Eternal Energy Corp.” On December 20, 2011, we merged a newly formed wholly-owned subsidiary merged with and into American Eagle Energy Inc., with American Eagle Energy Inc. surviving as our wholly-owned subsidiary. In connection with the 2011 merger, we changed our name to “American Eagle Energy Corporation.” Our principal executive office is located at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 and our telephone number at that address is (303) 798-5235. Our corporate website is www.americaneagleenergy.com. The information on our website is not part of this prospectus.

The Securities We May Offer

We may offer shares of our Common Stock with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate principal amount or aggregate offering price;

•	voting or other rights; and

•	certain federal income tax considerations.

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A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.  However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

We may issue shares of our Common Stock from time to time. Holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. In the event of a liquidation, dissolution, or winding up of our company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we provide otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our securities covered by this prospectus for general corporate purposes, including, but not limited to, acquisitions, capital expenditures, debt reduction and working capital.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our Common Stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of our Common Stock that we may offer under this prospectus. The following summary of our Common Stock is subject in all respects to the applicable provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation, as amended, and our Bylaws, as amended.

General

We are authorized to issue up to 194,444,445 shares of Common Stock with a par value of $0.001. As of July 22, 2013, we had 50,068,346 shares of outstanding Common Stock.

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Dividend Rights

Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors.

No Conversion Rights, Sinking Fund Provisions or Redemption Rights

There are no redemption, conversion or sinking fund provisions applicable to our Common Stock.

Voting Rights; Quorum and Voting

Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our Common Stock will not have the right to cumulate votes in elections of directors.

Pursuant to our Bylaws, the holders of a majority of the issued and outstanding capital stock entitled to vote, present in person or represented by proxy, constitute a quorum for any meeting of the stockholders. Directors are elected by a plurality of the votes cast at each annual meeting of the stockholders. Other matters to be voted on by our stockholders must be approved by the vote of a majority of the shares represented at the meeting at which there is a quorum and entitled to vote on such matter, unless the vote of a greater number or voting by classes is required by applicable law, our Articles of Incorporation or our Bylaws.

Stockholder Action; Special Meetings

Our Bylaws provide that stockholders’ action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of a majority of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that, except as otherwise required by law or our Articles of Incorporation, special meetings of the stockholders may be called at any time by our president or by our Board of Directors. In addition, a special meeting of the stockholders shall be called by our president at the request of the holders of not less than one-tenth of all outstanding shares entitled to vote on any issue at the meeting.

Board of Directors; Removal; Vacancies

Our Bylaws specify that the number of directors is to be determined by resolution of the Board of Directors, provided there is at least one and no more than nine directors total. Our Board of Directors is currently composed of five directors. We do not have a classified Board of Directors. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal or resignation.

Our stockholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed for cause. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, the directors remaining in office shall fill the vacancy. If the directors remaining in office constitute less than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled by the Board of Directors before the vacancy occurs, but the new director may not take office until the vacancy occurs. The term of a director elected to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. However, if his or her term expires, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

Liquidation Rights

Upon our liquidation, dissolution and winding up, the holders of our Common Stock are entitled to share ratably in our assets which are legally available for distribution after payment of all debts and other liabilities.

Preemptive Rights

Our Common Stock has no preemptive or conversion rights or other subscription rights.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Telephone (801) 272-9294, an independent stock transfer agency.

Listing

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.”

Anti-Takeover Effects of Certain Provisions of Nevada Law

As a Nevada corporation, we are also subject to certain provisions of the NRS that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

The Business Combinations Act provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Amendment of Bylaws

The Board of Directors may amend or repeal our Bylaws unless: (i) the Articles of Incorporation or the NRS reserve this power exclusively to the stockholders, in whole or part; (ii) the stockholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or (iii) the Bylaw either establishes, amends or deletes a “supermajority” stockholder quorum or voting requirement, as defined in our Bylaws. Our stockholders may also amend or repeal our Bylaws at any annual or special meeting of stockholders.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

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Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers, or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

Our Common Stock is quoted on the OTC Bulletin Board and the OTC Markets Group, Inc.’s OTCQX tier under the symbol “AMZG.” If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the Common Stock on any securities exchange; any such listing will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering proceeds pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 in Item 1A. under “Risk Factors” and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

•	history of losses;

•	speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which we are focused;

•	substantial capital requirements and ability to access additional capital;

•	ability to meet the drilling schedule;

•	changes in tax regulations applicable to the oil and natural gas industry;

•	results of acquisitions;

•	relationships with partners and service providers;

•	ability to acquire additional leasehold interests or other oil and natural gas properties;

•	defects in title to our oil and natural gas properties;

•	inability to manage growth in our businesses;

•	ability to control properties that we do not operate;

•	lack of diversification;

•	competition in the oil and natural gas industry;

•	global financial conditions;

•	oil and natural gas realized prices;

•	ability to market and distribute oil and natural gas produced;

•	seasonal weather conditions;

•	government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations;

•	uninsured or underinsured risks; and

•	material weaknesses in our internal accounting controls.

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Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 16, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 14, 2013;

•	The description of our Common Stock contained in our Registration Statement on Form 10-SB, filed on August 18, 2004, including any amendment or report filed for the purpose of updating such description; and

•	Any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements and information statements.

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

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These documents may also be accessed on our website at www.americaneagleenergy.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Attention: Corporate Secretary

(303) 798-5235

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Baker & Hostetler LLP, Costa Mesa, California, will provide opinions regarding the validity of the shares of our Common Stock. Baker & Hostetler LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of American Eagle Energy Corporation and subsidiaries as of December 31, 2012, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report Hein & Associates LLP, Denver, Colorado, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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